Citigroup Global Markets Holdings Inc.	April 28, 2023 Medium-Term Senior Notes, Series N Pricing Supplement No. 2023-USNCH17058 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270327 and 333-270327-01

Autocallable Securities Linked to an Equally Weighted Basket of Ten Underlyings Due May 1, 2026

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest, do not guarantee the repayment of principal at maturity and are subject to potential automatic early redemption on a periodic basis on the terms described below. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of an equally weighted basket composed of the underlyings specified below.

▪	The securities offer the potential for automatic early redemption at a premium if the basket value on any valuation date prior to the final valuation date is greater than or equal to the initial basket value. If the securities are not automatically redeemed prior to maturity, the securities will provide for repayment of the stated principal amount plus a premium if the final basket value is greater than or equal to its initial basket value. If the securities are not automatically redeemed prior to maturity and the final basket value is less than the initial basket value but greater than or equal to the trigger value, the securities will provide for the repayment of the stated principal amount. However, if the securities are not automatically redeemed prior to maturity and the final basket value is less than the trigger value, you will lose 1% of the stated principal amount of your securities for every 1% by which the final basket value is less than the initial basket value. You may lose your entire investment in the securities.

▪	In order to obtain the modified exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Basket:	Underlying	Weighting	Initial underlying value*
	3M Company	1/10	$106.22
	Amgen Inc.	1/10	$239.74
	Chevron Corporation	1/10	$168.58
	Cisco Systems, Inc.	1/10	$47.25
	Dow Inc.	1/10	$54.40
	Intel Corporation	1/10	$31.06
	International Business Machines Corporation.	1/10	$126.41
	JPMorgan Chase & Co.	1/10	$138.24
	Verizon Communications Inc.	1/10	$38.83
	Walgreens Boots Alliance, Inc.	1/10	$35.25
*For each underlying, its closing value on the pricing date
Stated principal amount:	$1,000 per security
Pricing date:	April 28, 2023
Issue date:	May 3, 2023
Maturity date:	Unless earlier redeemed, May 1, 2026
Automatic early redemption:	If, on any valuation date prior to the final valuation date, the basket value is greater than or equal to the initial basket value, the securities will be automatically redeemed on the third business day immediately following that valuation date for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. If the securities are automatically redeemed following any valuation date prior to the final valuation date, they will cease to be outstanding and you will not receive the premium applicable to any later valuation date.
Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold:

▪ If the final basket value is greater than the initial basket value:

$1,000 + the premium applicable to the final valuation date

▪ If the final basket value is less than or equal to the initial basket value but greater than or equal to the trigger value:

$1,000

▪ If the final basket value is less than the trigger value:

$1,000 + ($1,000 × the basket return)

If the final basket value is less than the trigger value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity.

Trigger value:	90.00, 90.00% of the initial basket value
Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	$37.50	$962.50
Total:	$1,030,000.00	$38,625.00	$991,375.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $922.60 per security, which is less than the issue price.  The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-10 dated March 7, 2023	Prospectus Supplement and Prospectus each dated March 7, 2023

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

KEY TERMS (continued)
Valuation dates and premiums:	The premium applicable to each valuation date is set forth below. The premium may be significantly less than the appreciation of the basket from the pricing date to the applicable valuation date.
•	May 1, 2024:	11.35% of the stated principal amount
•	October 28, 2024:	17.025% of the stated principal amount
•	April 28, 2025:	22.70% of the stated principal amount
•	October 28, 2025:	28.375% of the stated principal amount
•	April 28, 2026 (the “final valuation date”):	34.05% of the stated principal amount
Basket value:	On any valuation date, 100 × (1 + the sum of the weighted underlying returns of the underlyings determined as of that date)
Basket return:	(i) The final basket value minus the initial basket value, divided by (ii) the initial basket value
Underlying return:	For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value
Initial basket value:	100
Final basket value:	100 × (1 + the sum of the weighted underlying returns of the underlyings on the final valuation date)
Weighted underlying return:	For each underlying, its underlying return multiplied by its weighting
CUSIP / ISIN:	17331HEU6 / US17331HEU68
PS-2

Citigroup Global Markets Holdings Inc.

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity, such as market disruption events and other events affecting the underlyings. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF— Definitions of Market Disruption Event and Scheduled Trading Day and Related Definitions”, “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF —Dilution and Reorganization Adjustments” and “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF — Delisting of an Underlying Company,” and not in this pricing supplement (except as set forth in the next two paragraphs). It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Closing Value. The “closing value” of each underlying on any date is the closing price of its underlying shares on such date, as provided in the accompanying product supplement. The “underlying shares” of (i) 3M Company, Amgen Inc., Chevron Corporation, Cisco Systems, Inc., Dow Inc., Intel Corporation, JPMorgan Chase & Co., Verizon Communications Inc. and Walgreens Boots Alliance, Inc. are their respective shares of common stock and (ii) International Business Machines Corporation. are their respective shares of capital stock. Please see the accompanying product supplement for more information.

Dilution and Reorganization Adjustments. The initial underlying value for each underlying are each a “Relevant Value” for purposes of the section “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial underlying value for each underlying is subject to adjustment upon the occurrence of any of the events described in the accompanying product supplement in the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” with respect to that underlying.

Hypothetical Payment Upon Automatic Early Redemption

The table below illustrates how the amount payable per security will be calculated if the basket value on any valuation date prior to the final valuation date is greater than or equal to the initial basket value.

If the first valuation date on which the basket value is greater than or equal to the initial basket value is. . .	. . . then you will receive the following payment per $1,000 security upon automatic early redemption:
1st valuation date	$1,000 + applicable premium = $1,000 + $113.50 = $1,113.50
2nd valuation date	$1,000 + applicable premium = $1,000 + $170.25 = $1,170.25
3rd valuation date	$1,000 + applicable premium = $1,000 + $227.00 = $1,227.00
4th valuation date	$1,000 + applicable premium = $1,000 + $283.75 = $1,283.75

If, on any valuation date prior to the final valuation date, the basket value is less than the initial basket value, you will not receive the premium indicated above following that valuation date.  In order to receive the premium indicated above, the basket value on the applicable valuation date must be greater than or equal to the initial basket value.

PS-3

Citigroup Global Markets Holdings Inc.

Payout Diagram

The diagram below illustrates your payment at maturity for a range of hypothetical basket returns, assuming the securities have not previously been automatically redeemed.  Your payment at maturity (if the securities are not earlier automatically redeemed) will be determined based solely on the performance of the basket on the final valuation date.

Investors in the securities will not receive any dividends with respect to the underlyings. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors— You will not receive dividends or have any other rights with respect to the underlyings” below.

Payout Diagram

$2,000
$1,750
$1,500
$1,340.50
$1,250
$1,000
$899.99
$750
$500
$250
$0
Payment at Maturity per Security
$1,000 stated principal amount
trigger zone
34.05%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Basket Return

■ The Securities	■ The Basket
PS-4

Citigroup Global Markets Holdings Inc.

Hypothetical Examples of the Payment at Maturity

The examples below illustrate how to determine the payment at maturity on the securities, assuming the various hypothetical final basket values indicated below and assuming the securities are not automatically redeemed prior to maturity. The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of what the actual payment at maturity on the securities will be. The actual payment at maturity will depend on the actual final basket value.

The examples below are based on the following hypothetical values and do not reflect the actual initial underlying values of the underlyings. For the actual initial underlying value of each underlying, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial underlying value of each underlying, and not these hypothetical values. For ease of analysis, figures below have been rounded.

Underlying	Hypothetical initial underlying value
3M Company	$100.00
Amgen Inc.	$100.00
Chevron Corporation	$100.00
Cisco Systems, Inc.	$100.00
Dow Inc.	$100.00
Intel Corporation	$100.00
International Business Machines Corporation	$100.00
JPMorgan Chase & Co.	$100.00
Verizon Communications Inc.	$100.00
Walgreens Boots Alliance, Inc.	$100.00

The examples below are intended to illustrate how, if the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the final basket value.

Example 1—Upside Scenario A. The final basket value is 105.00, resulting in a 5.00% basket return. In this example, the final basket value is greater than the initial basket value.

Underlying	Hypothetical Closing Value on Final Valuation Date	Hypothetical Underlying Return	Weighting	Hypothetical Weighted Underlying Return
3M Company	$90.00	-10.00%	1/10	-1.00%
Amgen Inc.	$140.00	40.00%	1/10	4.00%
Chevron Corporation	$90.00	-10.00%	1/10	-1.00%
Cisco Systems, Inc.	$55.00	-45.00%	1/10	-4.50%
Dow Inc.	$105.00	5.00%	1/10	0.50%
Intel Corporation	$135.00	35.00%	1/10	3.50%
International Business Machines Corporation	$80.00	-20.00%	1/10	-2.00%
JPMorgan Chase & Co.	$75.00	-25.00%	1/10	-2.50%
Verizon Communications Inc.	$165.00	65.00%	1/10	6.50%
Walgreens Boots Alliance, Inc.	$115.00	15.00%	1/10	1.50%
			Sum of the hypothetical weighted underlying returns:	5.00%
			Hypothetical final basket value:	100 × (1 + the sum of the hypothetical weighted underlying returns) = 100 × (1 + 5.00%) = 105.00000

Payment at maturity per security = $1,000 + the premium applicable to the final valuation date

= $1,000 + $340.50

= $1,340.50

In this scenario, because the basket has appreciated from the initial basket value to the final basket value, you would be repaid the stated principal amount of your securities at maturity plus the premium applicable to the final valuation date.

Example 2—Upside Scenario B. The final basket value is 150.00, resulting in a 50.00% basket return. In this example, the final basket value is greater than the initial basket value.

Underlying	Hypothetical Closing Value on Final Valuation Date	Hypothetical Underlying Return	Weighting	Hypothetical Weighted Underlying Return
3M Company	$320.00	220.00%	1/10	22.00%
Amgen Inc.	$180.00	80.00%	1/10	8.00%
Chevron Corporation	$145.00	45.00%	1/10	4.50%
Cisco Systems, Inc.	$55.00	-45.00%	1/10	-4.50%
Dow Inc.	$110.00	10.00%	1/10	1.00%
Intel Corporation	$125.00	25.00%	1/10	2.50%
International Business	$95.00	-5.00%	1/10	-0.50%
PS-5

Citigroup Global Markets Holdings Inc.

Machines Corporation
JPMorgan Chase & Co.	$120.00	20.00%	1/10	2.00%
Verizon Communications Inc.	$165.00	65.00%	1/10	6.50%
Walgreens Boots Alliance, Inc.	$185.00	85.00%	1/10	8.50%
			Sum of the hypothetical weighted underlying returns:	50.00%
			Hypothetical final basket value:	100 × (1 + the sum of the hypothetical weighted underlying returns) = 100 × (1 + 50.00%) = 150.00000

Payment at maturity per security = $1,000 + the premium applicable to the final valuation date

= $1,000 + $340.50

= $1,340.50

In this scenario, because the basket has appreciated from the initial basket value to the final basket value, you would be repaid the stated principal amount of your securities at maturity plus the premium applicable to the final valuation date. In this scenario, the premium applicable to the final valuation date is less than the basket return and, as a result, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the basket.

Example 3—Par Scenario. The final basket value is 95.00, resulting in a -5.00% basket return. In this example, the final basket value is less than the initial basket value but greater than the trigger value.

Underlying	Hypothetical Closing Value on Final Valuation Date	Hypothetical Underlying Return	Weighting	Hypothetical Weighted Underlying Return
3M Company	$225.00	125.00%	1/10	12.50%
Amgen Inc.	$70.00	-30.00%	1/10	-3.00%
Chevron Corporation	$95.00	-5.00%	1/10	-0.50%
Cisco Systems, Inc.	$140.00	40.00%	1/10	4.00%
Dow Inc.	$50.00	-50.00%	1/10	-5.00%
Intel Corporation	$100.00	0.00%	1/10	0.00%
International Business Machines Corporation	$100.00	0.00%	1/10	0.00%
JPMorgan Chase & Co.	$75.00	-25.00%	1/10	-2.50%
Verizon Communications Inc.	$55.00	-45.00%	1/10	-4.50%
Walgreens Boots Alliance, Inc.	$40.00	-60.00%	1/10	-6.00%
			Sum of the hypothetical weighted underlying returns:	-5.00%
			Hypothetical final basket value:	100 × (1 + the sum of the hypothetical weighted underlying returns) = 100 × (1 + -5.00%) = 95.00000

Payment at maturity per security = $1,000

In this scenario, the basket has depreciated from the initial basket value to the final basket value but not below the trigger value. As a result, you would be repaid the stated principal amount of your securities at maturity but would not receive any positive return on your investment.

Example 4—Downside Scenario. The final basket value is 30.00, resulting in a -70.00% basket return. In this example, the final basket value is less than the trigger value.

Underlying	Hypothetical Closing Value on Final Valuation Date	Hypothetical Underlying Return	Weighting	Hypothetical Weighted Underlying Return
3M Company	$70.00	-30.00%	1/10	-3.00%
Amgen Inc.	$50.00	-50.00%	1/10	-5.00%
Chevron Corporation	$20.00	-80.00%	1/10	-8.00%
Cisco Systems, Inc.	$30.00	-70.00%	1/10	-7.00%
Dow Inc.	$50.00	-50.00%	1/10	-5.00%
Intel Corporation	$15.00	-85.00%	1/10	-8.50%
International Business Machines Corporation	$5.00	-95.00%	1/10	-9.50%
JPMorgan Chase & Co.	$50.00	-50.00%	1/10	-5.00%
Verizon Communications Inc.	$5.00	-95.00%	1/10	-9.50%
Walgreens Boots Alliance, Inc.	$5.00	-95.00%	1/10	-9.50%
			Sum of the hypothetical weighted underlying returns:	-70.00%
			Hypothetical final basket value:	100 × (1 + the sum of the hypothetical weighted underlying returns) = 100 × (1 + -70.00%) = 30.00000
PS-6

Citigroup Global Markets Holdings Inc.

Payment at maturity per security = $1,000 + ($1,000 × the basket return)

= $1,000 + ($1,000 × -70.00%)

= $1,000 + -$700.00

= $300.00

In this scenario, the basket has depreciated from the initial basket value to the final basket value and the final basket value is less than the trigger value. As a result, your total return at maturity in this scenario would be negative and would reflect 1-to-1 exposure to the negative performance of the basket.

PS-7

Citigroup Global Markets Holdings Inc.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the basket. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, if the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the final basket value. If the final basket value is less than the trigger value, you will lose 1% of the stated principal amount of your securities for every 1% by which the basket has depreciated from the initial basket value. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	Your potential return on the securities is limited. Your potential return on the securities is limited to the applicable premium payable upon automatic early redemption or at maturity, as described on the cover page of this pricing supplement. If the basket value on any valuation date is greater than or equal to the initial basket value, you will be repaid the stated principal amount of your securities and will receive the fixed premium applicable to that valuation date, regardless of how significantly the basket value on that valuation date may exceed the initial basket value. Accordingly, any premium may result in a return on the securities that is significantly less than the return you could have achieved on a direct investment in the basket.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	You will not receive dividends or have any other rights with respect to the underlyings. You will not receive any dividends with respect to the underlyings. This lost dividend yield may be significant over the term of the securities. The payment scenarios described in this pricing supplement do not show any effect of such lost dividend yield over the term of the securities. In addition, you will not have voting rights or any other rights with respect to the underlyings or the stocks included in the underlyings.

▪	The securities may be automatically redeemed prior to maturity, limiting the term of the securities. If the basket value on any valuation date prior to the final valuation date is greater than or equal to the initial basket value, the securities will be automatically redeemed. If the securities are automatically redeemed following any valuation date prior to the final valuation date, they will cease to be outstanding and you will not receive the premium applicable to any later valuation date. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪	The performance of the securities will depend on the basket value solely on the valuation dates, which makes the securities particularly sensitive to volatility in the basket value on or near the valuation dates. Whether the securities will be automatically redeemed prior to maturity will depend on the basket value solely on the valuation dates prior to the final valuation date, regardless of the basket value on other days during the term of the securities. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend solely on the basket value on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the basket value on a limited number of dates, the securities will be particularly sensitive to volatility in the value of the basket. You should understand that the underlyings have historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the

PS-8

Citigroup Global Markets Holdings Inc.

economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the underlyings, the correlation among the underlyings, the dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Changes in the closing values of the underlyings may offset each other. The performances of the underlyings may not be correlated with each other. If one of the underlyings appreciates, the other underlying may not appreciate as much or may even depreciate. In such event, the appreciation of one of the underlyings may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the value of the other underlying.

▪	The underlyings may be highly correlated in decline. The performances of the underlyings may become highly correlated during periods of declining prices. This may occur because of events that have broad effects on markets generally or on the markets that the underlyings track. If the underlyings become correlated in decline, the depreciation of one underlying will not be offset by the performance of the other underlying and, in fact, each underlying may contribute to an overall decline from the initial basket value to the final basket value.

▪	An investment in the securities is not a diversified investment. The fact that the securities are linked to a basket does not mean that the securities represent a diversified investment. First, although the underlyings differ in important respects, they each track the performance of equity markets, and each may perform poorly if there is a global downturn in equity markets. Second, the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. No amount of diversification that may be represented by the underlyings will offset the risk that we and Citigroup Inc. may default on our obligations.

PS-9

Citigroup Global Markets Holdings Inc.

▪	Our offering of the securities is not a recommendation of the basket or the underlyings. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket or any of the underlyings is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

▪	The closing value of an underlying may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates may acquire non-public information, which will not be disclosed to you.

▪	Even if the issuer of an underlying pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on any underlying unless the amount of the dividend per underlying share of such underlying, together with any other dividends paid on that underlying in the same fiscal quarter, exceeds the dividend paid per underlying share of that underlying in the most recent fiscal quarter by an amount equal to at least 10% of its closing value on the date of declaration of the dividend. Any dividend will reduce the closing value of the underlying by the amount of the dividend per underlying share of such underlying. If the issuer of an underlying pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that may have a dilutive effect on or otherwise adversely affect the values of the underlyings. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional public offerings of the underlyings. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of an underlying would not.

▪	If an underlying is delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

▪	The securities may become linked to shares of an issuer other than the original issuers of the underlyings upon the occurrence of a reorganization event or upon the delisting of an underlying. For example, if the issuer of an underlying enters into a merger agreement that provides for holders of such underlying to receive stock of another entity, the stock of such other entity will become the underlying for all purposes of the securities upon consummation of the merger. Additionally, if an underlying is delisted and we do not exercise our call right, the calculation agent may, in its sole discretion, select shares of another issuer to be such underlying. See “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments,” and “—Delisting of an Underlying Company” in the accompanying product supplement.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

▪	Changes that affect the underlyings may affect the value of your securities. The sponsors of the underlyings may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the underlyings. We are not affiliated with any such underlying sponsor and, accordingly, we have no control over any changes any such sponsor may make. Such changes could adversely affect the performance of the underlyings and the value of and your return on the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

PS-10

Citigroup Global Markets Holdings Inc.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PS-11

Citigroup Global Markets Holdings Inc.

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the pricing date for these securities. The graph below sets forth the hypothetical historical daily values of the basket for the period from March 20, 2019 to April 28, 2023, assuming that the basket was created on March 20, 2019 with the same underlyings and corresponding weights in the basket and with a value of 100 on that date. The hypothetical performance of the basket is based on the actual closing values of the underlyings on the applicable dates. We obtained these closing values from Bloomberg L.P., without independent verification. Any historical trend in the value of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Hypothetical Historical Basket Performance March 20, 2019 to April 28, 2023

PS-12

Citigroup Global Markets Holdings Inc.

Information About 3M Company

3M Company conducts operations in electronics, telecommunications, industrial, consumer and office, health care, safety, and other markets. The company businesses share technologies, manufacturing operations, marketing channels, and other resources. 3M Company serves customers worldwide. The underlying shares of 3M Company are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by 3M Company pursuant to the Exchange Act can be located by reference to the SEC file number 001-03285 through the SEC’s website at http://www.sec.gov. In addition, information regarding 3M Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of 3M Company trade on the New York Stock Exchange under the ticker symbol “MMM.”

We have derived all information regarding 3M Company from publicly available information and have not independently verified any information regarding 3M Company. This pricing supplement relates only to the securities and not to 3M Company. We make no representation as to the performance of 3M Company over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. 3M Company is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of 3M Company on April 28, 2023 was $106.22.

The graph below shows the closing value of 3M Company for each day such value was available from January 2, 2013 to April 28, 2023. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

3M Company – Historical Closing Values January 2, 2013 to April 28, 2023

PS-13

Citigroup Global Markets Holdings Inc.

Information About Amgen Inc.

Amgen Inc. is an independent biotechnology medicines company that discovers, develops, manufactures and markets medicines for grievous illnesses. The company focuses solely on human therapeutics and concentrates on innovating novel medicines based on advances in cellular and molecular biology. The underlying shares of Amgen Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Amgen Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-37702 through the SEC’s website at http://www.sec.gov. In addition, information regarding Amgen Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Amgen Inc. trade on the Nasdaq Global Select Market under the ticker symbol “AMGN.”

We have derived all information regarding Amgen Inc. from publicly available information and have not independently verified any information regarding Amgen Inc. This pricing supplement relates only to the securities and not to Amgen Inc. We make no representation as to the performance of Amgen Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Amgen Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Amgen Inc. on April 28, 2023 was $239.74.

The graph below shows the closing value of Amgen Inc. for each day such value was available from January 2, 2013 to April 28, 2023. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Amgen Inc. – Historical Closing Values January 2, 2013 to April 28, 2023

PS-14

Citigroup Global Markets Holdings Inc.

Information About Chevron Corporation

Chevron Corporation provides administrative, financial, management and technology support to subsidiaries that engage in integrated energy and chemicals operations. The underlying shares of Chevron Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Chevron Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-00368 through the SEC’s website at http://www.sec.gov. In addition, information regarding Chevron Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Chevron Corporation trade on the New York Stock Exchange under the ticker symbol “CVX.”

We have derived all information regarding Chevron Corporation from publicly available information and have not independently verified any information regarding Chevron Corporation. This pricing supplement relates only to the securities and not to Chevron Corporation. We make no representation as to the performance of Chevron Corporation over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Chevron Corporation is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Chevron Corporation on April 28, 2023 was $168.58.

The graph below shows the closing value of Chevron Corporation for each day such value was available from January 2, 2013 to April 28, 2023. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Chevron Corporation – Historical Closing Values January 2, 2013 to April 28, 2023

PS-15

Citigroup Global Markets Holdings Inc.

Information About Cisco Systems, Inc.

Cisco Systems, Inc. provides information technology and networking services. The company offers enterprise network security, software development, data collaboration, cloud computing, and other related services. Cisco Systems, Inc. serves customers in the United States. The underlying shares of Cisco Systems, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Cisco Systems, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-39940 through the SEC’s website at http://www.sec.gov. In addition, information regarding Cisco Systems, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Cisco Systems, Inc. trade on the NASDAQ Global Select Market under the ticker symbol “CSCO.”

We have derived all information regarding Cisco Systems, Inc. from publicly available information and have not independently verified any information regarding Cisco Systems, Inc. This pricing supplement relates only to the securities and not to Cisco Systems, Inc. We make no representation as to the performance of Cisco Systems, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Cisco Systems, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Cisco Systems, Inc. on April 28, 2023 was $47.25.

The graph below shows the closing value of Cisco Systems, Inc. for each day such value was available from January 2, 2013 to April 28, 2023. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Cisco Systems, Inc. – Historical Closing Values January 2, 2013 to April 28, 2023

PS-16

Citigroup Global Markets Holdings Inc.

Information About Dow Inc.

Dow Inc. produces and distributes chemical products. The underlying shares of Dow Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Dow Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-38646 through the SEC’s website at http://www.sec.gov. In addition, information regarding Dow Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Dow Inc. trade on the New York Stock Exchange under the ticker symbol “DOW.”

We have derived all information regarding Dow Inc. from publicly available information and have not independently verified any information regarding Dow Inc. This pricing supplement relates only to the securities and not to Dow Inc. We make no representation as to the performance of Dow Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Dow Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Dow Inc. on April 28, 2023 was $54.40.

The graph below shows the closing value of Dow Inc. for each day such value was available from March 20, 2019 to April 28, 2023. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Dow Inc. – Historical Closing Values March 20, 2019 to April 28, 2023

PS-17

Citigroup Global Markets Holdings Inc.

Information About Intel Corporation

Intel Corporation designs, manufactures, and sells computer components and related products. The company’s major products include microprocessors, chipsets, embedded processors and microcontrollers, flash memory, graphic, network and communication, systems management software, conferencing, and digital imaging products. The underlying shares of Intel Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Intel Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 000-06217 through the SEC’s website at http://www.sec.gov. In addition, information regarding Intel Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Intel Corporation trade on the Nasdaq Global Select Market under the ticker symbol “INTC.”

We have derived all information regarding Intel Corporation from publicly available information and have not independently verified any information regarding Intel Corporation. This pricing supplement relates only to the securities and not to Intel Corporation. We make no representation as to the performance of Intel Corporation over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Intel Corporation is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Intel Corporation on April 28, 2023 was $31.06.

The graph below shows the closing value of Intel Corporation for each day such value was available from January 2, 2013 to April 28, 2023. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Intel Corporation – Historical Closing Values January 2, 2013 to April 28, 2023

PS-18

Citigroup Global Markets Holdings Inc.

Information About International Business Machines Corporation

International Business Machines Corporation (IBM) provides computer solutions. The company offers application, technology consulting and support, process design and operations, cloud, digital workplace, and network services, as well as business resiliency, strategy, and design solutions. IBM serves clients worldwide. The underlying shares of International Business Machines Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by International Business Machines Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-02360 through the SEC’s website at http://www.sec.gov. In addition, information regarding International Business Machines Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of International Business Machines Corporation trade on the New York Stock Exchange under the ticker symbol “IBM.”

We have derived all information regarding International Business Machines Corporation from publicly available information and have not independently verified any information regarding International Business Machines Corporation. This pricing supplement relates only to the securities and not to International Business Machines Corporation. We make no representation as to the performance of International Business Machines Corporation over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Intel Corporation is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of International Business Machines Corporation on April 28, 2023 was $126.41.

The graph below shows the closing value of International Business Machines Corporation for each day such value was available from January 2, 2013 to April 28, 2023. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

International Business Machines Corporation – Historical Closing Values January 2, 2013 to April 28, 2023

PS-19

Citigroup Global Markets Holdings Inc.

Information About JPMorgan Chase & Co.

JPMorgan Chase & Co. provides global financial services and retail banking. The company provides services such as investment banking, treasury and securities services, asset management, private banking, card member services, commercial banking, and home finance. JPMorgan Chase & Co. serves business enterprises, institutions, and individuals. The underlying shares of JPMorgan Chase & Co. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by JPMorgan Chase & Co. pursuant to the Exchange Act can be located by reference to the SEC file number 001-05805 through the SEC’s website at http://www.sec.gov. In addition, information regarding JPMorgan Chase & Co. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of JPMorgan Chase & Co. trade on the New York Stock Exchange under the ticker symbol “JPM.”

We have derived all information regarding JPMorgan Chase & Co. from publicly available information and have not independently verified any information regarding JPMorgan Chase & Co. This pricing supplement relates only to the securities and not to JPMorgan Chase & Co. We make no representation as to the performance of JPMorgan Chase & Co. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. JPMorgan Chase & Co. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of JPMorgan Chase & Co. on April 28, 2023 was $138.24.

The graph below shows the closing value of JPMorgan Chase & Co. for each day such value was available from January 2, 2013 to April 28, 2023. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

JPMorgan Chase & Co – Historical Closing Values January 2, 2013 to April 28, 2023

PS-20

Citigroup Global Markets Holdings Inc.

Information About Verizon Communications Inc.

Verizon Communications Inc. is an integrated telecommunications company that provides wire line voice and data services, wireless services, Internet services, and published directory information. The company also provides network services for the federal government including business phone lines, data services, telecommunications equipment, and payphones. The underlying shares of Verizon Communications Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Verizon Communications Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-08606 through the SEC’s website at http://www.sec.gov. In addition, information regarding Verizon Communications Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Verizon Communications Inc. trade on the New York Stock Exchange under the ticker symbol “VZ.”

We have derived all information regarding Verizon Communications Inc. from publicly available information and have not independently verified any information regarding Verizon Communications Inc. This pricing supplement relates only to the securities and not to Verizon Communications Inc. We make no representation as to the performance of Verizon Communications Inc. over the term of the securities.

e securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Verizon Communications Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Verizon Communications Inc. on April 28, 2023 was $38.83.

The graph below shows the closing value of Verizon Communications Inc. for each day such value was available from January 2, 2013 to April 28, 2023. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Verizon Communications Inc. – Historical Closing Values January 2, 2013 to April 28, 2023

PS-21

Citigroup Global Markets Holdings Inc.

Information About Walgreens Boots Alliance, Inc.

Walgreens Boots Alliance, Inc., operates retail drugstores that offer a wide variety of prescription and non-prescription drugs as well as general goods. The company also offers health services, including primary and acute care, wellness, pharmacy and disease management services, and health and fitness. Walgreens Boots Alliance serves customers in the United States. The underlying shares of Walgreens Boots Alliance, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Walgreens Boots Alliance, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-36759 through the SEC’s website at http://www.sec.gov. In addition, information regarding Walgreens Boots Alliance, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Walgreens Boots Alliance, Inc. trade on the NASDAQ Global Select Market under the ticker symbol “WBA.”

We have derived all information regarding Walgreens Boots Alliance, Inc. from publicly available information and have not independently verified any information regarding Walgreens Boots Alliance, Inc. This pricing supplement relates only to the securities and not to Walgreens Boots Alliance, Inc. We make no representation as to the performance of Walgreens Boots Alliance, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Walgreens Boots Alliance, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Walgreens Boots Alliance, Inc. on April 28, 2023 was $35.25.

The graph below shows the closing value of Walgreens Boots Alliance, Inc. for each day such value was available from December 31, 2014 to April 28, 2023. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Verizon Communications Inc. – Historical Closing Values December 31, 2014 to April 28, 2023

PS-22

Citigroup Global Markets Holdings Inc.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2025 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $37.50 for each security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI a fixed selling concession of $37.50 for each security they sell. For the avoidance of doubt, any fees or selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial

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instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., and Barbara Politi, Associate General Counsel—Capital Markets of Citigroup Inc.  In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated March 7, 2023, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on March 8, 2023, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Alexia Breuvart, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Associate General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents.  This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

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Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2023 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

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